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                                                                     EXHIBIT 5.1

                              April 25, 1997


Aurum Software, Inc.
3385 Scott Blvd.
Santa Clara, California 95054

 Re:  REGISTRATION STATEMENT ON FORM S-8/S-3

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8/S-3 to be filed by you with the Securities and Exchange Commission on April 25, 1997 (as such may thereafter be amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 5,610,073 shares of your Common Stock, $.001 par value (the "Shares"), of which 827,579 have been issued pursuant to the 1992 Restricted Stock Purchase Plan, 297 have been issued pursuant to the 1993 Stock Option Plan, 12,502 have been issued pursuant to Consultant Stock Purchase Agreements, 300,000 are to be issued pursuant to the 1996 Employee Stock Purchase Plan, 150,000 are to be issued pursuant to the 1996 Director Option Plan, 1,869,405 are to be issued and 2,450,290 have been issued pursuant to the 1995 Stock Plan. As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale and issuance of the Shares.

     It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                   Very truly yours,

                                   /s/ WILSON SONSINI GOODRICH & ROSATI

                                   WILSON SONSINI GOODRICH & ROSATI
                                   Professional Corporation